PROJECT JADE
PRESENTATION TO THE SPECIAL COMMITTEE
November 9, 2010
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Exhibit (c)(8)

Confidential
Sources: 10/20/2010 Jade Management projections, company filings, FactSet
Note: (1) Debt and cash shown pro forma for August 30 debt repayment detailed in July 31, 2010 10Q
OVERVIEW OF PROPOSAL
(1)
(1)
11/8/10 Close 11/1 Proposal 11/9 Proposal
Share Price $34.65 $41.00 $45.00
Premium To: Metric
11/8/10 Close $34.65 0.0% 18.3% 29.9%
10/29/10 Close 31.99 8.3% 28.2% 40.7%
1 Month Average 33.32 4.0% 23.0% 35.0%
3 Month Average 33.49 3.5% 22.4% 34.4%
LTM Average 40.27 (14.0%) 1.8% 11.7%
Fully Diluted Shares Outstanding 68.5 69.1 69.3
Market Capitalization $2,372 $2,831 $3,121
Add: Debt 0 0 0
Less: Cash (291) (291) (291)
Enterprise Value $2,081 $2,540 $2,829
EV/LTM EBITDA $322 6.5x 7.9x 8.8x
IBES CONSENSUS
EV/EBITDA Metric
FY 2010E $311 6.7x 8.2x 9.1x
FY 2011E 318 6.5 8.0 8.9
Price/Earnings Metric
FY 2010E $2.27 15.3x 18.1x 19.9x
FY 2011E 2.46 14.1 16.7 18.3
CURRENT PLAN
EV/EBITDA Metric
FY 2010E $293 7.1x 8.7x 9.7x
FY 2011E 335 6.2 7.6 8.5
Price/Earnings Metric
FY 2010E $2.18 15.9x 18.8x 20.7x
FY 2011E 2.50 13.9 16.4 18.0
US$ IN MM, EXCEPT MULTIPLES AND PER SHARE AMOUNTS

Confidential
RELEVANT TRANSACTIONS
Source: Company filings
Notes:
(1) Defined as Transaction Enterprise Value.  Figures shown in millions of US dollars
EV/LTM EBITDA
Specialty Apparel Branded
Private Equity Buyer Strategic Buyer
(1)
Acquiror Apax Apollo Lee Equity Advent V. Heusen Bain Jones Federated Consortium Consortium Apollo Bain Consortium Consortium Istithmar
Date Announced 12/05 3/07 7/07 8/09 3/10 10/10 11/04 2/05 3/05 5/05 11/05 1/06 6/06 7/06 6/07
Transaction Value $1,547 $2,581 $259 $312 $3,136 $1,761 $400 $17,260 $6,213 $4,981 $1,305 $1,958 $5,604 $1,819 $942
6.6x
8.9x
9.4x
10.2x
8.8x
12.2x
8.7x
14.1x
8.2x
7.2x
7.9x
7.9x
7.8x 7.9x
8.1x
Branded Median: 8.9x
Specialty Apparel Median: 7.9x
Overall Median: 8.2x
CURRENT PROPOSAL: 8.8x
0.0x
2.0x
4.0x
6.0x
8.0x
10.0x
12.0x
14.0x
16.0x
Tommy
Hilfiger
Claire's
Sotres
Deb Shops Charlotte
Russe
Tommy
Hilfiger
Gymboree Barney's May Toys R Us Neiman
Marcus
Linens n
Things
Burlington
Coat
Factory
Michaels
Stores
Petco Barney's

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ILLUSTRATIVE SOURCES AND USES
Sources: 10/20/2010 Jade Management projections
Note: Pro forma capital structure assumed to include undrawn $250MM Revolver priced at L + 250 bps
Illustrative Sources and Uses
Multiple % Total Amount
Cash 1.29x 12% $376
Term Loan (L + 450 bps) 3.42x 31% 1,000
Senior Notes (L + 800 bps) 2.05x 19% 600
Equity Investment 4.13x 38% 1,209
Total Sources 100% $3,186
% Total Amount
Purchase of Equity 98% $3,121
Fees & Expenses (Assumed) 1% 45
Minimum Cash 1% 20
Total Uses 100% $3,186
(US$ in MM)

Confidential
PRESENT VALUE OF FUTURE SHARE PRICE – CURRENT PLAN
Sources: 10/20/2010 Jade Management projections.  Assumes 13.0% cost of equity and mid-year convention.  Based on fiscal year 2011, 2012, and 2013 EPS of $2.50, $2.81, and $3.20, respectively
Future Share Price (Undiscounted) Present Value of Future Share Price (Discounted)
$28.24
$28.11
$28.26
$32.94
$32.79
$32.97
$37.65
$37.48
$37.68
$42.36
$42.16
$42.39
$20.00
$30.00
$40.00
$50.00
$60.00
FY2011E FY2012E FY2013E
$30.02
$33.76
$38.36
$35.02
$39.39
$44.76
$40.02
$45.02
$51.15
$45.02
$50.65
$57.54
$20.00
$30.00
$40.00
$50.00
$60.00
FY2011E FY2012E FY2013E
12.0x 14.0x 16.0x 18.0x
(US$)

Confidential
DISCOUNTED CASH FLOW ANALYSIS – CURRENT PLAN
Sources: 10/20/2010 Jade Management projections
Discounted Cash Flow
(US$)
Implied Value Per Share
Terminal Multiple
WACC 5.5x 6.0x 6.5x 7.0x
11% $44.65 $46.96 $49.27 $51.58
12% 43.25 45.46 47.67 49.88
13% 41.91 44.03 46.14 48.25
14% 40.64 42.67 44.69 46.71
15% 39.44 41.37 43.31 45.24

Confidential
LEVERAGED BUYOUT ANALYSIS – CURRENT PLAN
Sources: 10/20/2010 Jade Management projections
(US$)
Assumes fixed leverage of 5.75x EBITDA (6.3x EBITDAR)
Assumes fixed exit multiple of 6.0x EBITDA
Leveraged Buyout
Implied Value Per Share
Leverage
Req. IRR 5.47x 5.50x 5.75x 6.00x
15.0% $47.28 $47.32 $47.67 $48.01
17.5% 45.34 45.40 45.81 46.22
20.0% 43.63 43.70 44.17 44.64
22.5% 42.13 42.20 42.73 43.25
25.0% 40.80 40.88 41.45 42.01
Adj. Debt/
2010E
EBITDAR
6.1x 6.1x 6.3x 6.5x
Implied Value Per Share
Exit Multiple
Req. IRR 5.5x 6.0x 6.5x 7.0x
15.0% $45.73 $47.67 $49.60 $51.54
17.5% 44.07 45.81 47.55 49.28
20.0% 42.61 44.17 45.73 47.30
22.5% 41.31 42.73 44.14 45.55
25.0% 40.17 41.45 42.72 44.00